Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Present at Investor Meetings in Boston

with FIG Partners

Ontario, CA, September 16, 2014 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be making a presentation and hosting one-on-one meetings with investors and FIG Partners on Thursday, September 18, 2014 in Boston, Massachusetts.

Mr. Myers’ presentation will be available on CVB Financial Corp.’s website at www.cbbank.com under the “Our Investors” tab for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $7.42 billion. Citizens Business Bank serves 44 cities with 43 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., please visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.